UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 19, 2010

PARKER-HANNIFIN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	1-4982	34-0451060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6035 Parkland Blvd. Cleveland, Ohio		44124-4141
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 896-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Parker-Hannifin Corporation (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K originally filed with the Securities and Exchange Commission on August 23, 2010 (the “Form 8-K”) to provide under Item 5.02(d)(3) of Form 8-K the committee assignments for Robert G. Bohn and Åke Svensson, which were not available when the Form 8-K was initially filed. This Amendment No. 1 amends and restates the Form 8-K in its entirety.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 19, 2010, the Board of Directors of the Company elected each of Robert G. Bohn and Åke Svensson as a director of the Company, effective immediately, for a term expiring at the Annual Meeting of Shareholders in October 2010 (the “Annual Meeting”). Messrs. Bohn and Svensson were elected as directors of the Company at the Annual Meeting. On October 27, 2010, the Board of Directors determined that Mr. Bohn will serve as a member of the Audit Committee and the Corporate Governance and Nominating Committee of the Board of Directors and Mr. Svensson will serve as a member of the Audit Committee and the Finance Committee of the Board of Directors. Neither Mr. Bohn nor Mr. Svensson is a party to any transaction described in Item 404(a) of Regulation S-K involving the Company or any of its subsidiaries. Messrs. Bohn and Svensson are eligible to participate in the non-employee director compensation arrangements described in the Company’s Proxy Statement for the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER-HANNIFIN CORPORATION

By:	/s/ Thomas A. Piraino, Jr.
Thomas A. Piraino, Jr.
Vice President and Secretary

Date: November 1, 2010